UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 30, 2015 (July 27, 2015)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 27, 2015, Adobe Systems Incorporated (the “Company”) entered into an amendment (the “Amendment”) to its existing $1 billion senior unsecured revolving credit agreement (the “Credit Agreement”), among the Company, Bank of America, N.A. as Administrative Agent and Swing Line Lender and the other lenders party thereto. The Amendment amends the Credit Agreement to extend its maturity date to July 27, 2020, reallocate the facility among the syndicate of lenders that are parties to the Credit Agreement and make certain other immaterial changes.
As previously disclosed, the Credit Agreement provides for loans to the Company and certain of its subsidiaries. Pursuant to the terms of the Credit Agreement, the Company may, subject to the agreement of the applicable lenders, request up to an additional $500 million in commitments, for a maximum aggregate commitment of $1.5 billion. Loans under the Credit Agreement will bear interest at either (i) LIBOR plus a margin, based on the Company’s debt ratings, ranging from 0.795% and 1.30% or (ii) the base rate, which is defined as the highest of (a) the agent’s prime rate, (b) the federal funds effective rate plus 0.50% or (c) LIBOR plus 1.00% plus a margin, based on the Company’s debt ratings, ranging from 0.00% to 0.30%. Commitment fees are payable quarterly at rates between 0.08% and 0.20% per year also based on the Company’s public debt ratings. Subject to certain conditions stated in the Credit Agreement, the Company and any of its subsidiaries designated as additional borrowers may borrow, prepay and re-borrow amounts under the revolving credit facility at any time during the term of the Credit Agreement.
The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, including a financial covenant, events of default and indemnification provisions in favor of the lenders. The negative covenants include restrictions regarding the incurrence of liens and indebtedness, certain merger and acquisition transactions, dispositions and other matters, all subject to certain exceptions. The financial covenant, based on a quarterly financial test, requires the Company not to exceed a maximum leverage ratio.
The credit facility will terminate and all amounts owing thereunder will be due and payable on July 27, 2020 unless (a) the commitments are terminated earlier upon the occurrence of certain events, including an event of default, or (b) the maturity date is further extended upon the Company’s request, subject to the agreement of the lenders.
The description of the Amendment provided above is qualified in its entirety by reference to the full and complete terms contained in (1) the First Amendment to Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and (2) the Credit Agreement, which was previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 7, 2012, each of which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a) The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Credit Agreement, dated as of July 27, 2015 among the Company and Bank of America, N.A. as Administrative Agent and Swing Line Lender and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

By:	/s/ MARK GARRETT
Mark Garrett
Executive Vice President and Chief Financial Officer

Date: July 30, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of July 27, 2015 among the Company and Bank of America, N.A. as Administrative Agent and Swing Line Lender and the other lenders party thereto.